UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2008 (January 28, 2008)

CuraGen Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23223	06-1331400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main Street, Branford, Connecticut	06045
(Address of Principal Executive Offices)	(Zip Code)

(203) 481-1104

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 28, 2008, CuraGen Corporation (the “Company”) received written notification (the “Notice”) from The NASDAQ Stock Market LLC (“NASDAQ”) advising the Company that the bid price of the Company’s common stock (the “Common Stock”) for the previous 30 consecutive trading days had closed below the minimum $1.00 per share (the “Minimum Price Requirement”) required for continued listing on the NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 4450(a)(5) (the “Rule”). The Notice has no effect on the listing of the Common Stock at this time. Pursuant to NASDAQ Marketplace Rule 4450(e)(2), the Company has been provided an initial period of 180 calendar days, or until July 28, 2008, to regain compliance with the Minimum Price Requirement. The Notice further provides that the NASDAQ staff (the “Staff”) will provide written notification stating that the Company has achieved compliance with the Rule if at any time before July 28, 2008, the bid price of the Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, although, under certain circumstances, the Staff has the discretion to require compliance for a period in excess of 10 consecutive business days, but generally such extended period does not exceed 20 consecutive business days.

If the Company does not regain compliance with the Rule by July 28, 2008, NASDAQ will provide notice to the Company that the Common Stock will be delisted from the NASDAQ Global Market. If the Company receives such a letter, the Company will have an opportunity to appeal the determination to a NASDAQ Listing Qualification Panel or to apply to transfer the Common Stock to the NASDAQ Capital Market if the Company satisfies all criteria for initial inclusion on such market, other than compliance with the Minimum Price Requirement. If the Company’s application to the NASDAQ Capital Market is approved, then the Company will have an additional 180 day compliance period in order to regain compliance with the Rule while listed on the NASDAQ Capital Market. If the Company does not regain compliance with the Rule by the end of such additional compliance period, the Staff will again provide written notice that the Common Stock will be delisted; the Company may appeal the Staff’s determination to a NASDAQ Listing Qualification Panel at such time.

As required by NASDAQ Marketplace Rule 4803(a), the Company has issued a press release as of January 29, 2008 reporting the receipt of the Notice and the NASDAQ rules upon which it is based. A copy of the press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by CuraGen Corporation on January 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION

Date: January 29, 2008	By: /s/ Sean A. Cassidy
Sean A. Cassidy Vice President and Chief Financial Officer (Principal Financial Officer)